Exhibit 99.1

Prudential Financial to Reinsure $7B Japanese Whole Life Block with Prismic Life

Second transaction expands Prismic’s AUM to estimated $17 billion

NEWARK, N.J., Jan. 22, 2025 – (BUSINESS WIRE) – Prudential Financial, Inc. (NYSE: PRU) announced today an agreement to reinsure a portion of its recently originated Japanese whole life policies with a subsidiary of Prismic Life (Prismic), a Bermuda-based life and annuity reinsurance company sponsored by Prudential and Warburg Pincus and supported by a group of global investors.

Under the terms of the agreement, Prismic will reinsure approximately $7 billion of reserves backing USD-denominated Japanese whole life insurance policies which were recently originated by Prudential’s Japanese affiliates. Prudential’s obligations to these policyholders will remain unchanged following the reinsurance arrangement, and Prudential will continue to administer the contracts.

“We are excited to enter a second Prismic transaction alongside our co-investors which adds further scale to this unique reinsurance platform,” said Charles F. Lowrey, chairman and CEO of Prudential Financial. “We look forward to deepening our strategic partnership with Prismic to help grow our business and expand access to investing, insurance, and retirement security around the world.”

The transaction is expected to bring Prismic’s assets under management to $17 billion. PGIM Multi-Asset Solutions and Warburg Pincus will continue to provide asset management services to Prismic across public and private markets, including public fixed income, private credit, private real estate, and private equity.

“Prismic is proud to provide a reinsurance solution for Prudential’s Japanese whole life insurance policies,” said Nandini Mongia, group executive chair and CEO of Prismic. “This transaction further strengthens Prismic’s platform by diversifying its earnings and risk profile, building on the inaugural transaction with Prudential in September 2023.”

As part of the transaction, Prudential intends to make an equity investment in Prismic of approximately $100 million, alongside a group of global investors who will invest additional consideration of approximately $400 million.

The consummation of the transaction, which was entered into in December 2024 and ratified by Prismic investors in January 2025, is subject to receipt of regulatory approvals and the satisfaction of other customary closing conditions.

Prismic Life was advised by PGIM Multi-Asset Solutions LLC, Agam Capital Management LLC, Willkie Farr & Gallagher LLP, and Appleby (Bermuda) Limited. Debevoise & Plimpton LLP served as legal counsel to Prudential Financial.

About Prudential Financial

Prudential Financial, Inc. (NYSE: PRU), a global financial services leader and premier active global investment manager with approximately $1.6 trillion in assets under management as of September 30, 2024, has operations in the United States, Asia, Europe, and Latin America. Prudential’s diverse and talented employees help make lives better and create financial opportunity for more people by expanding access to investing, insurance, and retirement security. Prudential’s iconic Rock symbol has stood for strength, stability, expertise, and innovation for nearly 150 years. For more information, please visit news.prudential.com.

About Prismic Life

Prismic Life is a global reinsurance platform that benefits from Prudential Financial, Inc.’s sponsorship and PGIM and Warburg Pincus’ market-leading asset management franchises to deliver value for its clients. Prismic Life’s expertise and operational scalability allows it to provide risk and balance sheet management solutions to clients and the opportunity for investors to participate in reinsurance as an investment. For more information about Prismic Life, please visit prismiclife.com.

Prudential Forward-Looking Statements

Certain of the statements included in this release, such as those regarding the planned reinsurance transaction with Prismic Life and the expected completion and the impacts thereof, including the impact to Prismic’s assets under management, PGIM’s provision of asset management services and the anticipated investments in Prismic by Prudential and other investors, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Prudential’s forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Statements” sections included in Prudential’s Annual Report on Form 10-K. Prudential does not undertake to update any particular forward-looking statement included in this document.

The securities subject to the equity investment referred to in this press release have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This press release is for informational purposes only and is not an offer to sell or purchase nor the solicitation of an offer to sell or purchase securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom such an offer, solicitation or sale would be unlawful.

Prudential Media Contact: YeaJin Kim, yeajin.kim@prudential.com

Prismic Media Contact: Christian Ercole christian.ercole@prismiclife.com